EXHIBIT 9.1


                            ORDER SCHEDULE NUMBER 9
                                    INDEX IP

This Order Schedule ("Order Schedule") entered into as of the Commencement Date set forth below by and between S&P (as set forth herein) and Licensee (as set forth below), is issued pursuant to, and incorporates herein, the Master Index License Agreement by and between Guggenheim Funds Distributors LLC and S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC), a Delaware limited liability company ("S&P"), dated as of the Effective Date set forth below ("Agreement"). Terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement.

Licensee:          Guggenheim Funds Distributors LLC
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Effective Date of the                                         S&P Contract No. of the
Agreement:                      August 3, 2010                Agreement:                   00025576.0
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S&P Client Coverage
Representative:                 Ross Wiedman                  S&P Account No.:
                                -----------------------------                              -----------------------------

      1.  Commencement Date:                                  November 1, 2017
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      2.  Billing Commencement Date (if different from        The Billing Commence Date shall be the date
          Commencement Date):                                 upon which any assets are deposited in the Trust (as
                                                              defined in Exhibit B), Licensee shall notify S&P the
                                                              initial offering period of each issued UIT
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      3.  Term (ss.3A of the Agreement):

     (a)  Initial Term (from Commencement Date):              one (1) year
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     (b)  Renewal Term (if not one (1) year):
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      4.  Index/Indices:                                      See description of the Index/Indices on the attached
                                                              Exhibit A.

      5.  Mark(s):                                            See description of the Mark(s) on the attached Exhibit A.

      6.  Product(s):                                         See description of the Product(s) on the attached Exhibit B.

      7.  Territory (list country/region/global):             North America
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      8.  Use and Restrictions on Use:                        See Use and Restrictions on Use on the attached
                                                              Exhibit C.

      9.  License Fees:                                       See License Fees on the attached Exhibit D.

     10.  Informational Materials (pursuant to ss.6 of the
          Agreement):                                         S&P Dow Jones Indices
                                                              ----------------------------------------------------------
                                                              55 Water Street, 39th Floor
                                                              ----------------------------------------------------------
                                                              New York, NY  10041
                                                              ----------------------------------------------------------
                                                              Attn:  Ross Wiedman
                                                              ----------------------------------------------------------
          Fax (if less than 20 pages and legible
          after transmission):
                                                              ----------------------------------------------------------
          Email (if less than 5 mb in attachment size):       xxxxxxxxx.com
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                                                              Where Informational Materials  are  not  in  the  English
                                                              language, Licensee shall also submit  an accurate English
                                                              translation of  the  same  at  time  of submission. Where
                                                              S&P's approval pursuant to this Section 10  and Section 6
                                                              of   the  Agreement  is  with  respect  to   the  English
                                                              translation provided  by  Licensee, Licensee  shall  make
                                                              accurate  corresponding  changes  to  versions  in  other
                                                              languages.  Licensee  shall  submit  to   S&P  the  final
                                                              version  of  the approved Informational Material in  hard
                                                              copy within ten (10) days following printing.

          Time frame for S&P response:                        Forty-eight (48)  hours  (excluding Saturday, Sunday  and
                                                              New  York  Stock Exchange Holidays, and calendar holidays
                                                              of  the  Trans-European  Automated  Real-Time  Gross
                                                              Settlement Express Transfer (TARGET)).

     11.  Notices (in addition to ss.12(J) of the Agreement):

          Notice to Licensee:                                     Notice to S&P:

          Guggenheim Funds Distributors LLC                       S&P Opco, LLC
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          42-40 Bell Bld, Suite 505                               c/o S&P Dow Jones Indices LLC
          ----------------------------------------------------    -------------------------------------------------------
          Bayside, NY 11361                                       55 Water Street, 27th Floor
          ----------------------------------------------------    -------------------------------------------------------
                                                                  New York, New York 10041
          ----------------------------------------------------    -------------------------------------------------------
          Attention:     Cory Kushion                             Attention:   Bo Chung, Managing Director
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     12.  Electronic Agreement                                Subject to the Opt Out provision in this
                                                              Order Schedule, the parties agree that this
                                                              Order Schedule may be executed and delivered
                                                              in counterparts (including by
                                                              electronic transmission), and that the
                                                              electronic copy of this Order Schedule
                                                              retained by S&P constitutes the
                                                              "original", complete and exclusive
                                                              statement of this Order Schedule.

     13.  Electronic Agreement "Opt Out":                     [_] Check here if a party executing this
                                                              Order Schedule does not consent to the
                                                              electronic copy of this Order Schedule
                                                              serving as the "original" pursuant to
                                                              Section 12 above and requires that the
                                                              original Order Schedule be maintained
                                                              in paper form. This section shall
                                                              survive termination of the Order
                                                              Schedule.

This Order Schedule, including the accompanying Exhibits, supersedes all previous Order Schedules between the parties with respect to its subject matter. Each of the undersigned acknowledges that he/she is authorized to execute this Order Schedule on behalf of Licensee and S&P, respectively. The signatures below are evidence of each party's agreement to be bound by the terms and conditions of this Order Schedule and the Agreement, the terms and conditions of which are incorporated herein by reference as if set forth at length. Where Licensee is not a party to the Agreement, Licensee expressly acknowledges and agrees that, by entering into this Order Schedule, it shall be bound by and shall comply in all respects with the terms and conditions contained in the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this Order Schedule, the terms of this Order Schedule shall prevail with respect to such conflicting terms.

GUGGENHEIM FUNDS DISTRIBUTORS LLC                            S&P OPCO, LLC

Signature:                                                   Signature:
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Name:                                                        Name:         Bo Chung
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               (Please print)

Title:                                                       Title:        Managing Director
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               (Please print)

Email:                                                       Date:
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               (Please print)                                              (Please print)

Date:
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               (Please print)

                                   EXHIBIT A
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                                 INDEX/INDICES
                                     MARKS

Unless expressly stated below, no license is granted to any sub-index including any GICS(R) level sub-indices such as sector, industry group, industry, or sub-industry indices.

Index/Indices:
Dow Jones U.S. Top-Cap Index

Marks:
Dow Jones(R)

                                   EXHIBIT B
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                     DESCRIPTION OF THE LICENSEE PRODUCT(S)

Subject to the terms and conditions of this Order Schedule and the Agreement, Licensee is hereby authorized to create the following Product(s):

1. Indexed Fund or Indexed Funds, a unit investment trust (or UIT) established, organized, sponsored or managed by Licensee where the return on such Indexed Fund is linked to or derived from the performance of an Index or the investment objective of which is to track the price and yield performance of publicly traded common stocks of companies as represented by an Index.

For purposes of this Order Schedule, Licensee is authorized to issue the following UITs only: Guggenehim Dow Jones Top-Cap Series.

Licensee acknowledges and agrees that the establishment, organization, sponsorship or management of any other Indexed Fund shall require Licensee and S&P to enter into a separate Order Schedule.

2. Exclusions:

      2.1. In no event may any Product constitute a futures contract, or an option on a futures contract as determined by S&P in its sole discretion.

      2.2. Indexed Funds exclude funds that can be purchased, sold or otherwise listed or traded on an Organized Securities Market (as defined below), such as ETFs, except for closed-end funds which may trade on a secondary market following an initial public offering which does not involve an Organized Securities Market, provided, however, in no event may such closed-end fund be an ETF as determined by S&P in its sole discretion.

3. Definitions; Interpretation.

      3.1. An "Exchange-Traded Fund" or "ETF" means an open-ended pooled investment vehicle, unit trust, investment company or other collective or commingled investment vehicle that has the following characteristics: (i) it issues, sells and redeems blocks of shares, units or other interests, which blocks are sometimes referred to as "creation units"; (ii) the shares, units or similar interests thereof are listed or traded on an Organized Securities Market; and (iii) the investment objective thereof is, and at all times remains, to own a basket of securities and/or other financial instruments, such as futures, options, forward contracts and other derivative contracts in an attempt to track the performance of the securities represented by an Index. As used herein, the term "ETF" excludes, without limitation, ETNs, indexed warrants, indexed debt instruments, options, futures contracts or other derivative contracts based on the value of ETF shares or on an underlying Index, or other securities or index-linked contracts that are traded on Organized Securities Markets but that are not pooled investment vehicles.

      "3.2. Exchange-Traded Notes" or "ETNs" means any notes or similar instruments issued by an underwriting bank that: (i) are linked to the performance of the Index; (ii) are listed or traded on any Organized Securities Market; (iii) have a maturity period of more than one year; (iv) may or may not provide for interest or other payments prior to maturity; and (v) may be redeemed at the option of the holder thereof at a value based on or derived from, at the time of redemption, the performance of such underlying Index.

      3.3. An "Organized Securities Market" means any broker dealer, automated quotation system of a registered securities association, exchange, or other entity or organization located in any part of the world that (i) is subject to regulation as an exchange under applicable laws, rules or regulations of its jurisdiction; or (ii) acts in an exchange-like capacity, with or without a recognized status or formal exemptive or no-action relief from the applicable government or regulatory authority in its jurisdiction, by virtue of it, as principal or agent, acting on a regular basis as an intermediary between buyers and sellers, or constituting, maintaining or providing a market place or facilities for bringing together buyers and sellers or for otherwise performing the functions commonly provided by an exchange; through the medium or with the assistance of which Financial Instruments (as defined herein) are offered, traded, listed, purchased, sold, crossed, exchanged, or cleared. "Financial Instruments" means commodities, securities, and derivatives of all types, including, without limitation, stocks and other equity instruments, bonds and other debt instruments, commodities and futures, forwards, swaps, and options that derive their value from bonds, equities, commodities or indices thereof.

                                   EXHIBIT C
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                          USE AND RESTRICTIONS ON USE

1. Sub-Advisory Services. Licensee shall not use the Index or Marks to perform any sub-advisory services for any third party under this Order Schedule without S&P's prior written consent. If S&P provides such consent, then Licensee shall provide S&P with a list of such third parties along with any usage reports as required under Exhibit D attached hereto.

2. Index Data. Licensee agrees and acknowledges that the provision of Index related data (e.g. index levels, index constituents, constituent weights, etc.) to Licensee will be contracted under and governed by the relevant S&P data license agreement (the "MSA"), which is separate from this Agreement and Order Schedule, and separate fees may be payable by Licensee to S&P or its affiliates under the MSA. S&P distributes Index data directly to its clients via FTP and via third party vendors. Certain third party vendors charge S&P to distribute Index data on their platform. Licensee agrees and acknowledges that such charges may be passed through to Licensee if S&P distributes Index data via such vendor at Licensee's direction. Any such charges as of the Commencement Date are set forth in Exhibit D.

3. Post-Termination Use of Printed Materials. Upon termination of this Order Schedule pursuant to Section 3A of the Agreement and provided that S&P's agreement(s) with the applicable third party licensor(s) permits, Licensee may continue to utilize any previously printed Informational Materials which contain the Marks for a period of ninety (90) days following such termination. This paragraph shall survive termination of this Order Schedule.

                                   EXHIBIT D
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                                      FEES

1. License Fees. Licensee shall pay to S&P the following annual fees on a per Indexed Fund basis:

The greater of the Minimum Fee or the Variable Fee set forth below due as of the close of the IPO.

Aggregate Minimum Fee: The Minimum Fee is equal to $10,000 per year. The Minimum Fee is due as of the Commencement Date and each one year anniversary thereof and payable within thirty (30) days of the date of invoice from S&P.

Variable Fee: Five basis points (0.0005) multiplied by the total amount of assets raised during the initial public offering (IPO), payable at the close of such IPO.

By way of example, and without limiting the generality of the foregoing, in the event that Licensee issues a mutual fund with average daily assets under management equal to $100 million on January 1, the License Fee for the period ending March 30 will be equal to $100,000,000 (multiply) 0.0005 / 4 or $12,500; OR a closed-end fund with assets raised during the IPO closing on January 1 equal to $100 million, the License Fee shall be equal to to $100,000,000 (multiply) 0.0005 or $50,000.

2. Reporting. Licensee shall report to S&P the following details related to each Indexed Fund within thirty (30) days of the issue date of such Product and quarterly in arrears thereafter: (i) type of Indexed Fund(s) issued (per the classifications on Exhibit B); (ii) average daily assets under management / assets raised during IPO (as applicable); (iii) term to maturity (as applicable); (iv) date(s) of first sale / start and end dates of the IPO (as applicable); and (v) any other information S&P reasonably requires. Licensee shall submit all reports outlined in this Section to S&P in the same manner as Informational Materials as described in Section 6 of the Agreement and Section 10 hereof.

3. Confidentiality. The parties agree that the fees set forth in this Exhibit D shall be considered "Confidential Information" for purposes of Section 12(C) of the Agreement.

4. Fee Increases. S&P reserves the right to increase its fees under this Order Schedule effective on the anniversary of the Commencement Date by providing at least sixty (60) days advance written notice to Licensee prior to the expiration of the Term then in effect.

5. Licensee Billing Contact:

         Attn:               Cory Kushion
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         Tel:                xxx xxx xxxx
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         Email:              xxxxxxxxxxxxx
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         Address:            Guggenheim Funds Distributors LLC
                             42-40 Bell Bld, Suite 505
                             Bayside, NY 11361
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